UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2016

First National Community Bancorp, Inc.

(Exact name of registrant as specified in its Charter)

Pennsylvania	000-53869	23-2900790
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

102 E. Drinker St., Dunmore, PA, 18512

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 570.346.7667

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 4, 2016, First National Community Bancorp, Inc. (the “Company”) filed an amendment to the Company’s articles of incorporation to change the Company’s name, effective October 17, 2016, to “FNCB Bancorp, Inc.” The Board of Directors has also amended the Company’s bylaws, effective October 17, 2016, to reflect the new name, and also added a provision to Section 4.06 of the Bylaws, relating to the duties of the President of the Company, requiring the President to resign from the Board of Directors in the event that the President’s employment terminates for any reason.

The name change does not affect the rights of the Company’s shareholders, and the Company’s common stock will continue to trade under the symbol “FNCB.” Following the effective date of the name change, stock certificates which reflect the prior corporate name will continue to be valid, and certificates containing the new name will be issued in the ordinary course as old certificates are tendered for exchange or transfer. The new CUSIP number for the Company’s common stock, effective October 17, 2016, is 302578 109

A copy of the amendment to the Company’s articles of incorporation is attached hereto as Exhibit 3.1 and is incorporated herein by reference. A copy of the Company’s bylaws, as amended, is attached as Exhibit 3.2 and are incorporated herein by reference. A copy of the press release announcing the name change is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                      Financial Statements and Exhibits

Exhibits:

3.1	Articles of Amendment to the Company’s articles of incorporation, effective October 17, 2016
3.2	Bylaws of the Company, effective October 17, 2016
99.1	Press Release issued October 11, 2016

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL COMMUNITY BANCORP, INC.

	By:	/s/ James M. Bone, Jr., CPA
James M. Bone, Jr., CPA
Executive Vice President and Chief Financial Officer

Dated: October 11, 2016